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                                                                   Exhibit 10.18

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                              CONTRACTOR AGREEMENT

This Contractor Agreement, effective as of 1 February 2001 (the "Effective Date"), is entered into by and between Persistent Systems Pvt. Ltd., a Private Limited Company of India, having a principal place of business at 'Bhageerath', 402 Senapati Bapat Road, Pune 411016 INDIA (hereinafter referred to as "Contractor") and Netezza Corporation, with office located at 1671 Worcester Road, Framingham, MA 01701, USA (hereinafter "Company").

1. Engagement: Contractor agrees to act as contractor and the Company agrees to retain the services of Contractor to Company beginning on the Effective Date and continuing until terminated pursuant to section 11 below. During the term of this Agreement, Contractor shall perform software development services as detailed in Attachment A, Statement of Work. Change orders may be made and additional tasks may be added to the Statement of Work during the term of this Agreement upon mutual written agreement of Contractor and Company. No changes or additions may be implemented or acted upon by Contractor unless agreed to prior to the incurring of any additional cost or impact on the schedule.

2. Commercially Reasonable Efforts: In rendering services pursuant to this Agreement, Contractor agrees to devote its commercially reasonable efforts to the performance of its duties and responsibilities under this Agreement. Company agrees to devote its commercially reasonable efforts to support the activities of the Contractor to perform its duties and responsibilities hereunder.

3. Independent Contractor: Contractor's relationship with Company is that of an independent contractor, and nothing in this Agreement will be construed to create a partnership, joint venture, agency, or employer-employee relationship. Company does not have the right to control the exact manner or determine the precise method of accomplishing the services. However, Company is entitled to exercise a broad, general right of supervision and control over the results of the services performed by Contractor to ensure satisfactory performance thereof. This power of supervision includes the right to inspect, stop work, make suggestions or recommendations as to the details of the work, and request modifications to the scope of the services. Contractor is responsible for furnishing all labor to perform its services hereunder unless specifically set forth in Attachment A. Contractor is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, Company or to bind Company in any manner, unless specifically requested or authorized to do so in writing by Company. Contractor will under no circumstances perform duties not related to the work assigned explicitly to the Contractor under this Agreement. Contractor acknowledges that Company will not withhold any federal income tax, state income tax, social security tax, or state disability insurance tax from amounts to be paid to Contractor under this Agreement. Contractor further acknowledges that Company will not pay FICA or federal or state unemployment insurance on Contractor's behalf, and will not cover Contractor or any of its employees under any worker's compensation insurance, unemployment insurance, retirement plan, health care plan, disability or life insurance plan, vacation plan, or any other benefit plan which Company provides for its employees. Contractor shall carry, at the expense of Contractor, appropriate worker's compensation and liability insurance to cover Contractor, its employees, and the performance of the obligations in this Agreement.

4. Payments: For the services to be rendered under this Agreement, Company agrees to pay Contractor as compensation for its services, and the Contractor agrees to accept as full compensation, amounts as per the rates given in Attachment A. Payment under this Agreement will be made upon presentation and acceptance of an invoice faxed on the last working day of each month. Upon submission of an itemized expense report in Contractor's format and original receipts for expenses incurred by Contractor, Company will also reimburse Contractor for travel and travel-related expenses as set forth in Attachment A. All approved fees are payable to Contractor net [**] days from invoice unless otherwise specifically set forth in Attachment A.

5. Confidentiality: It may be necessary during the term of this Agreement for one party (the "Disclosing Party") to provide the other party (the "Receiving Party") with certain materials of a private, secret, confidential, or proprietary nature concerning the Disclosing Party's technology, business, business relationships, or financial affairs in electronic, written, oral, and/or physical sample form ("Confidential


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     Information"). By way of illustration, but not limitation, Confidential
     Information may include inventions, products, processes, methods, techniques, algorithms, drawings, projects, developments, plans, research data, financial data, personnel data, computer software or hardware, customer and supplier lists, and contacts at or knowledge of customers or prospective customers of the Disclosing Party.

     a. NONDISCLOSURE. The Receiving Party (a) shall treat all Confidential Information as strictly confidential, (b) shall not disclose any Confidential Information to any other person or entity without the prior written consent of the Disclosing Party, (c) shall protect the Confidential Information with at least the same degree of care and confidentiality as it affords its own confidential information, at all times exercising at least a reasonable degree of care in such protection, and (d) shall not use any Confidential Information in any manner except for purposes of conducting business with the Disclosing Party, or as otherwise agreed by the Disclosing Party in writing. Notwithstanding the foregoing, the Receiving Party may disclose Confidential Information pursuant to an order of a court or governmental agency as so required by such order, provided that the Receiving Party shall first notify the Disclosing Party of such order and afford the Disclosing Party the opportunity to seek a protective order relating to such disclosure. The Receiving Party hereby agrees to notify the Disclosing Party immediately if it learns of any use or disclosure of any Disclosing Party Confidential Information in violation of the terms hereof. Company and Contractor each agree that disclosure of Confidential Information of either Disclosing Party shall be limited by the Receiving Party to employees of the Receiving Party having a need-to-know, and that such employees shall execute and be bound by an employee agreement requiring handling of Confidential Information in accordance with the terms of this Agreement.

     b. LIMITATIONS. Notwithstanding the foregoing, Confidential Information shall not include any information, which the Receiving Party can show:
          (a) is now or later has become available in the public domain without breach of this Agreement by the Receiving Party, or (b) was in the possession of the Receiving Party prior to disclosure to the Receiving Party by the Disclosing Party, or (c) was received from a third party without breach of any nondisclosure obligations to the Disclosing Party or otherwise in violation of the Disclosing Party's rights, or
          (d) was developed by the Receiving Party independently of any Confidential Information received from the Disclosing Party.

     c. TERM. The Receiving Party shall observe all obligations hereunder with respect to disclosures of Confidential Information for a period of three (3) years after the particular Confidential Information was received from the Disclosing Party. The terms of this section will survive the termination of this Agreement.

     d. TITLE AND PROPRIETARY RIGHTS. Notwithstanding the disclosure of any Confidential Information by the Disclosing Party to the Receiving Party, the Disclosing Party shall retain title thereto and to all intellectual property and proprietary rights therein, and the Receiving Party will have no rights, by license or otherwise, to use the Confidential Information except as expressly provided herein. The Receiving Party shall not alter or obliterate any patent notice, trademark, trademark notice, copyright notice, confidentiality notice, or any notice of any other proprietary right of the Disclosing Party on any copy of the Confidential Information, and shall faithfully reproduce any such mark or notice on all copies of such Confidential Information.

     e. RETURN OF CONFIDENTIAL INFORMATION. The Receiving Party will promptly return all tangible material embodying Confidential Information (in any form and including, without limitation, all summaries, copies, and excerpts of Confidential Information) upon the earlier of (a) the completion or termination of services pursuant to this Agreement, and
          (b) the Disclosing Party's written request.


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     f.   THIRD-PARTY INFORMATION. The parties agree that the terms of this section extend to such types of information, materials, and tangible property of third parties who may have disclosed or entrusted the same to either party with the expectation of confidentiality.

6. Approval Process: Company shall have the right to inspect, and accept or reject, any deliverable item under the Statement of Work. If within thirty
     (30) days of delivery of any deliverable item, Company determines in good faith that any item does not conform to any condition of this Agreement, the Statement of Work, or otherwise does not function properly, then in addition to any other remedy available to Company, Company may return such item to Contractor for correction or modification. Contractor shall, at its sole expense, correct or modify such item and deliver the same to Company as expeditiously as possible. Unless otherwise requested by Company and agreed to in writing by Contractor, failure to give Contractor notice of nonconformance within the thirty (30) day period will constitute acceptance of that deliverable item by Company.

7. Ownership/Work for Hire: All inventions, discoveries, computer programs, data, technology, designs, innovations, and improvements (whether or not patentable and whether or not copyrightable) ("Inventions") related to the business of Company which are made, conceived, reduced to practice, created, written, designed, or developed by Contractor, solely or jointly with others, during the term of this Agreement or thereafter if resulting or directly derived from Confidential Information (as defined in section 5 above), shall be the sole property of Company. Contractor hereby assigns to Company all Inventions and any and all related patents, copyrights, trademarks, trade names, and other industrial and intellectual property rights and applications therefor, in the United States and elsewhere, and appoints any officer of Company as its duly authorized attorney to execute, file, prosecute, and protect the same before any government agency, court, or authority. Upon the request of Company, Contractor shall execute such further assignments, documents, and other instruments as may be necessary or desirable to fully and completely assign all Inventions to Company and to assist Company in applying for, obtaining, and enforcing patents or copyrights or other rights in the United States and in any foreign country with respect to any Invention. Contractor also hereby waives all claims to moral rights in any Inventions. Contractor shall promptly disclose to Company all Inventions and will maintain adequate and current written records (in the form of notes, sketches, drawings, and as may be specified by Company) to document the conception and/or first actual reduction to practice of any Invention. Such written records shall be available to and remain the sole property of Company at all times. Contractor agrees that it will obtain contractual obligations legally sufficient to effectuate its obligations under this section from its employees who provide services pursuant to this Agreement. Contractor shall provide copies of such agreements to Company. Company acknowledges that Contractor enters this Agreement already possessing substantial skill in the field in which Contractor has been retained, and this Agreement in no way limits Contractor's ability to use these skills in any other application that Contractor sees fit, except as set forth in section 8 below. In the work product provided to Company, Contractor is likely to use variants of algorithms, software development and testing techniques, architectures, structures, and design methodologies that are known in the art or to Contractor, and nothing in this Agreement shall limit or prevent Contractor from reusing these techniques under contract to others or for the purposes of Contractor's own developments, except as set forth in section 8 below.

8. Non-Competition: During the term of this Agreement and for a period of [**] thereafter, neither party to this Agreement shall, directly or indirectly, disclose, discuss, modify, release, transfer, or otherwise make known in any way any aspect of the other party's Confidential Information to any other entity at any time. Contractor agrees not to internally develop and market products that compete with Company's computer hardware products. No term of this Agreement shall limit either party from developing competing products under contract to or in partnership with other entities, except that Contractor agrees not to develop competing computer hardware products. Neither party may use the Confidential Information of the other party in the development of such products.

9. Non-Solicitation: During the term of this Agreement and for one (1) year thereafter, neither party will directly or indirectly recruit, solicit, or induce any employee, advisor, or consultant of the other party to terminate his or her relationship with that party.


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10.  Property Rights: Contractor agrees to deliver promptly all Company's property and all copies of Company's property in Contractor's possession at any time upon Company's request. Upon termination of this Agreement for any reason, Contractor agrees to deliver promptly to Company all such documents, whether in written, graphical, or electromagnetic form, together with any other of Company's property then in Contractor's possession, except as Company may, by prior written approval, allow Contractor to retain.

11. Termination: This Agreement may be terminated by either party at any time upon fifteen (15) days written notice. In the event of termination of this Agreement, all provisions herein with respect to confidentiality, ownership, and property rights shall remain in force. Upon receipt of such notice from Company, Contractor shall cease providing services, advise Company of the extent to which Contractor has completed the services through such date, and collect and deliver to Company whatever work product then exists. Company shall make a final payment to Contractor for all work performed through the date of such termination, net thirty (30) days.

12. Notices: All notices hereunder shall be given in writing by hand delivery, courier service, US Mail, or facsimile, addressed to the signatories of this Agreement at the respective addresses set forth in the first paragraph of this Agreement, or at such addresses as may from time to time be designated by either party to the other.

13. Waiver: No failure by either party hereto to exercise and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder by either party preclude any other or future exercise of any right hereunder by that party.

14. No Subcontract: Contractor agrees that no work under this Agreement shall be subcontracted to any party without Company's prior written consent, and that only Contractor and/or its employees will perform the work hereunder. In the event of any permitted subcontract, the subcontracting party must be bound by the terms of sections 2, 3, 5, 7, 9, 10, 11, and 12 of this Agreement.

15. Assignment: This Agreement is not assignable by either party in whole or in part without the written consent of the other party.

16. Severability: The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

17. Equitable Remedies: The restrictions contained in this Agreement are necessary for the protection of the business and goodwill of Company and are considered by Contractor to be reasonable for such purpose. Contractor agrees that any breach of this Agreement is likely to cause Company substantial and irrevocable damage and therefore, in the event of any such breach, Contractor agrees that Company, in addition to such other remedies which may be available, shall be entitled to specific performance and other injunctive relief.

18. Governing Law: This Agreement is governed by and will be construed as a sealed instrument under and in accordance with the laws of the Commonwealth of Massachusetts (without reference to the conflicts of laws provisions thereof). Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the Commonwealth of Massachusetts (or, if appropriate, a federal court located within Massachusetts), and Company and Contractor each consents to the jurisdiction of such a court.

19. Entire Agreement: This Agreement supersedes all prior agreements, written or oral, between Contractor and Company relating to the subject matter of this Agreement. This Agreement may not be modified, changed, or discharged in whole or in part, except by an agreement in writing signed by Contractor and Company. Contractor agrees that any change or changes in the services to be performed or payment terms after the signing of this Agreement shall not affect the validity or scope of this Agreement.


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IN WITNESS THEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

PERSISTENT SYSTEMS PVT.  LTD.           NETEZZA CORPORATION


By /s/ Anand Deshpande                  By /s/ Jitendra Saxena
   ---------------------------------       -------------------------------------
   Signature                               Signature

ANAND DESHPANDE                         J. S. SAXENA
Print Name                              Print Name

MANAGING DIRECTOR                       CEO
Title                                   Title

JANUARY 24, 2002                        1/29/02
Date                                    Date

Phone: +91 (20) 567 8900                Phone: (508) 665-6800
Fax: +91 (20) 567 8901                  Fax: (508) 665-6811


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
Attachment A

STATEMENT OF WORK

Contractor:         Persistent Systems Pvt. Ltd. (PSPL), Pune, India

Company:            Netezza Corporation, 1671 Worcester Road,
                    Framingham, MA 01701, USA
Duration of
Project:

Project
Requirements:       The exact work statements, deliverables, project plans, the number of engineers who will work on the project will be
                    agreed upon by the project-in-charge with the Contractor as well as Company in writing (email acceptable) from time to time.

Rate of             For services performed through 30 November 2001:
Compensation:       US$[**] per person per month for a group size up to [**].
                    US$[**] per person per month for every additional person
                    beyond the group size of [**], up to a maximum of [**]
                    people total.
                    Total monthly compensation is capped at $[**].

                    Team size is subject to approval in writing by Company.

                    For services performed beginning 1 December 2001:
                    US$[**] per person per month for a group size up to [**].
                    US$[**] per person per month for every additional person beyond the group size of [**], up to a maximum of [**] people total.
                    Total monthly compensation is capped at $[**].
                    Team size is subject to approval in writing by Company.
                    Contractor shall provide [**] personnel on-site at Company for [**] weeks in each of the[**] beginning 1 December 2001.
                    The parties may agree in writing to continue this practice beyond [**]. Company may request additional Contractor personnel on-site.

Expenses:           For services performed through 30 November 2001:
                    If travel is needed then Company will pay for:
                    [**].

                    All non-standard hardware and software purchased by Contractor upon written permission from Company (email acceptable) for the execution of work on these projects will be reimbursed by Company.

                    For services performed beginning 1 December 2001:
                    Contractor will pay expenses associated with providing [**]
                    Contractor personnel on-site at Company for [**] weeks in each of the [**] beginning 1 December 2001.
                    Company will pay the following expenses associated with providing additional Contractor personnel on-site: [**]
                    All travel must be approved by Company in advance in writing
                    (email acceptable).

Time of Payment:    Net [**] days after the invoice is made by PSPL

Location:           'Bhageerath', 402 Senapati Bapat Road, Pune 411016 INDIA


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
Scope of Work:      The Scope of Work for this Agreement shall include:

                    A.   Software Development:
                            1.   [**]
                            2.   [**]
                            3.   [**]
                            4.   [**]

                    B.   Quality Assurance:
                            1.   [**]
                            2.   [**]

                    C. Such other projects and tasks as may be mutually agreed by the parties


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